UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 29, 2014

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Minnesota	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

315 Manitoba Avenue – Suite 200 Wayzata, Minnesota	55391
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

At the 2014 Annual Meeting of Shareholders of Northern Oil and Gas, Inc. (the “Company”) held on May 29, 2014, the shareholders voted on the following:

Proposal One – Election of Directors

The following directors were elected based on the votes listed below:

Director Nominee	For	Withheld	Broker Non-Votes
Michael Reger	45,054,474	388,110	11,054,167
Robert Grabb	45,234,025	208,549	11,054,167
Delos Cy Jamison	45,214,393	228,191	11,054,167
Jack King	45,158,717	283,867	11,054,167
Lisa Bromiley	45,180,262	262,322	11,054,167
Richard Weber	45,231,477	211,107	11,054,167

Proposal Two – Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014

The shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, based on the votes listed below:

For	Against	Abstain
56,309,606	97,678	89,467

Proposal Three – Nonbinding Advisory Vote to Approve the Compensation of the Named Executive Officers

The shareholders approved, on an advisory basis, the compensation of the Company’s executive officers as disclosed in the proxy statement distributed in connection with the Annual Meeting, based on the votes listed below:

For	Against	Abstain	Broker Non-Votes
43,783,631	1,545,475	113,478	11,054,167

The above proposals submitted to vote of security holders at the 2014 Annual Meeting of Shareholders are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2014	NORTHERN OIL AND GAS, INC. By /s/Erik J. Romslo Erik J. Romslo Executive Vice President, General Counsel and Secretary